UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02                                           Results of Operation and Financial Condition.

On November 9, 2017, Exela Technologies, Inc. (the “Company”) issued a press release announcing its pro forma financial results for the quarter ended September 30, 2017. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K (this “Report”) furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.05                                           Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2017, the Company’s Board of Directors approved and adopted the amended and restated Exela Technologies Global Code of Ethics and Business Conduct (the “Code”) attached hereto as Exhibit 14.1 and is also available on the Company’s website at http://investors.exelatech.com/corporate-governance/governance-highlights.  The Code is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer.  The revisions to the Code do not result in any waiver to any officer, director or employee of the Company, explicit or implicit, from any provision of the Code as in effect prior to the Board’s action to amend and restate the Code.

The revisions to the Code expand guidance on topics previously addressed in separate Company policy documents. These include guidance with respect to diversity and inclusion; discrimination and harassment; conflict of interest; environmental sustainability; antitrust and competition; insider trading, among other matters.  The Code was also revised to include additional examples that serve as learning aids for all directors, officers and employees.  Notwithstanding these changes, the overriding ethical principles underlying each provision of the prior Code remain substantively unchanged.  Technical, administrative and other non-substantive revisions were also made to the Code.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14.1, which is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

Attached as Exhibit 99.2 to this Report and incorporated into this Item 7.01 by reference is the investor presentation dated November 9, 2017 that will be used by the Company in making presentations to certain existing and potential stockholders of the Company.

The foregoing (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                                           Other Events.

In the press release referred to in Item 2.02, the Company also announced that the Board of Directors authorized a share buyback program (the “Share Buyback Program”), pursuant to which the Company may, from time to time, purchase up to 5,000,000 shares of its common stock. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The decision as to whether to purchase any shares and the timing of purchases, if any, will be based on the price of the Company’s common stock, general business and market conditions and other investment considerations and factors. The Share Buyback Program does not obligate the Company to purchase any shares and expires in 24 months. The Share Buyback Program may be terminated, or amended by the Company’s Board of Directors at its discretion at any time.

Item 7.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Exhibit Description

14.1	Exela Technologies, Inc. Global Code of Ethics and Business Conduct
99.1*	Press Release dated November 9, 2017
99.2*	Investor Presentation, dated November 9, 2017

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2017

EXELA TECHNOLOGIES, INC.

By:	/s/ Jim Reynolds
Name: Jim Reynolds
Title: Chief Financial Officer